EXHIBIT 10.75

                 ADDITIONAL PROJECTS CONTRACT


                             among


               PANDA ENERGY INTERNATIONAL, INC.,

                   PANDA ENERGY CORPORATION,


                              and


                PANDA INTERFUNDING CORPORATION








                   Dated as of July 31, 1996



                        _______________




                       TABLE OF CONTENTS

                                                          Page

ARTICLE I.  DEFINITIONS                                     1

 SECTION 1.01  DEFINITIONS                                  1
 SECTION 1.02  USAGE                                        2

ARTICLE II.  TRANSFERS OF OWNERSHIP INTERESTS               2

 SECTION 2.01  TRANSFERS OF OWNERSHIP INTERESTS ON THE
               EFFECTIVE DATE                               2
 SECTION 2.02  REQUIRED FUTURE TRANSFERS OF OWNERSHIP
               INTERESTS IN ELIGIBLE PROJECTS               2
 SECTION 2.03  SPECIAL EXCEPTIONS                           4
 SECTION 2.04  PERMISSIVE FUTURE TRANSFERS OF OWNERSHIP
               INTERESTS                                    4
 SECTION 2.05  DISPOSITION OF OWNERSHIP INTERESTS NOT
               SUBJECT TO TRANSFER                          5
 SECTION 2.06  PANDA INTERNATIONAL AND PEC COVENANTS        5
 SECTION 2.07  ADDITIONAL PROVISIONS                        5

ARTICLE III.  REPRESENTATIONS AND WARRANTIES                6

 SECTION 3.01  REPRESENTATIONS AND WARRANTIES REGARDING
               PANDA INTERNATIONAL, PEC AND THE PIC         6
 SECTION 3.02  REPRESENTATIONS AND WARRANTIES REGARDING
               THE PROJECT COMPANIES                        7
 SECTION 3.03  REPRESENTATIONS AND WARRANTIES REGARDING
               TRANSFERS OF ELIGIBLE PROJECTS               9

ARTICLE IV.  MISCELLANEOUS                                 12

 SECTION 4.01  NOTICES                                     12
 SECTION 4.02  AMENDMENTS                                  13
 SECTION 4.03  ASSIGNMENT                                  13
 SECTION 4.04  SUCCESSORS AND ASSIGNS                      13
 SECTION 4.05  INVALIDITY                                  13
 SECTION 4.06  COUNTERPARTS                                13
 SECTION 4.07  NO ORAL AGREEMENTS                          14
 SECTION 4.08  GOVERNING LAW AND SUBMISSION TO
               JURISDICTION                                14
 SECTION 4.09  RELATED PARTY CONTRACTS                     14
 SECTION 4.10  EFFECTIVE DATE AND TERM                     14

GLOSSARY                                                     1


                      _________________



                 ADDITIONAL PROJECTS CONTRACT


          This ADDITIONAL PROJECTS CONTRACT, dated as of
July 31, 1996, is by and among Panda Energy International,
Inc., a Texas corporation ("Panda International"), Panda
Energy Corporation, a Texas corporation ("PEC"), and Panda
Interfunding Corporation, a Delaware corporation ("PIC").


                      W I T N E S S E T H

          WHEREAS, PIC, Panda Funding Corporation, a Delaware corporation and a subsidiary of PIC (the "Issuer"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee") under the Trust Indenture, dated as of July 31, 1996 (the "Indenture"), by and among PIC, the Issuer and the Trustee, have entered into the Indenture for the purpose of issuing $105,525,000 principal amount of Pooled Project Bonds, Series A due 2012 (the "Series A Bonds") and additional series of bonds ("Additional Series", and collectively with the Series A Bonds, the "Bonds");

          WHEREAS, PEC has agreed to contribute to PIC (or a wholly owned subsidiary of PIC) on the Effective Date (as hereinafter defined) all of its ownership interests in the Project Companies (as hereinafter defined), which interests will serve as partial collateral for the Series A Bonds; and

          WHEREAS, Panda International and PEC have agreed to transfer or to cause to be transferred, as applicable, all ownership interests held by Panda International, PEC or any Affiliate (as hereinafter defined) of either of them in any Future U.S. Project or Future International Project (as hereinafter defined) that satisfies the requirements for such transfer as set forth herein within the period set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Panda
International, PEC and PIC hereby agree as follows:


                           ARTICLE I


                          Definitions

          Section 1.01 Definitions. In addition to the terms defined in this Agreement, the capitalized terms used in this Agreement will have the meanings ascribed to such terms in the Glossary attached hereto. The Glossary constitutes a part of this Agreement and is incorporated herein.

          Section 1.02 Usage. Unless the context of this Agreement clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, will include natural Persons and corporations and associations of every kind and character, (b) the word "included" or "including" will mean "including without limitation", (c) the word "or" will have the inclusive meaning represented by the phrase "and/or", (d) the words hereof, herein, hereunder, and similar terms in this Agreement will refer to this Agreement as a whole and not any particular section or article in which such words appear, (e) all terms defined in this Agreement (or in the Glossary attached hereto) in the singular will have the same meaning when used in the plural and vice versa, (f) each reference to a "year" that is not described as a calendar year, will refer to the 12-month period following the applicable date of commencement. The section, article and other headings in this Agreement and the Table of Contents to this Agreement are for reference purposes and will not control or affect the construction of this Agreement or the interpretation hereof in any respect. Article, section and subsection references are to this Agreement unless otherwise specified.


                          ARTICLE II


               Transfers of Ownership Interests

          Section 2.01 Transfers of Ownership Interests on the Effective Date. On the Effective Date PEC shall transfer to a PIC U.S. Entity all of the Ownership Interests of PEC in each of Panda-Rosemary Corporation, PRC II Corporation, Panda-Brandywine Corporation, Panda Energy Corporation, and Brandywine Water Company, each of which is a Delaware corporation (individually, a "Project Company" and collectively, the "Project Companies").

          Section 2.02 Required Future Transfers of Ownership Interests in Eligible Projects. (a) If at any time within the period commencing on the Effective Date and ending on the fifth anniversary thereof Panda International, PEC, or any Affiliate of either of them executes a Power Purchase Agreement with respect to any Future U.S. Project or any Future International Project, Panda International or PEC, as the case may be, shall transfer, and in the case of an Ownership Interest owned by an Affiliate of either of them, Panda International or PEC, as the case may be, shall cause such Affiliate to transfer all of its Ownership Interest in such Future U.S. Project to a PIC U.S. Entity or all of its Ownership Interest in such Future International Project to a PIC International Entity, as the case may be, on a date that is not later than ninety (90) days following the earlier of the Financial Closing or the Commercial Operations Date with respect to such Future U.S. Project or Future International Project, provided that the following conditions are satisfied:

            (i) as a result of the transfer of such Ownership Interest, after taking into account the Anticipated Additional Debt, the annual projected PIC Debt Service Coverage Ratio and the annual projected Consolidated Debt Service Coverage Ratio, if then applicable under the Indenture, will equal or exceed 1.7:1 and 1.25:1, respectively, for each Future Ratio Determination Period (as defined in the Indenture).

           (ii)  Rating Agency Confirmation has been received;

          (iii) as a result of such transfer, none of Panda International, PEC, PIC, any PIC Entity or any of their respective Affiliates will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

           (iv) as a result of such transfer, none of Panda International, PEC, PIC, any PIC Entity or any of their respective Affiliates will be classified as a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company", or an "affiliate" of a "subsidiary" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended;

            (v)  such transfer is not prohibited by any
Project Document (other than a Related Party Contract);

           (vi) the Ownership Interest is not at such time the subject of a foreclosure action commenced in connection with indebtedness incurred with respect to such Ownership Interest or the Eligible Project to which it pertains, nor has a default or event of default occurred and not been cured or waived with respect to such indebtedness whether or not a foreclosure action has been commenced; and

          (vii) in the case of an Ownership Interest in a Future International Project, such transfer, in the opinion of nationally recognized tax counsel selected by Panda International, would not prevent Panda International (and any affiliated group of companies with which it files a U.S. consolidated return) from deferring U.S. income taxes on the earnings from such Future International Project.

          (b) Notwithstanding the provisions of Section 2.02(a), if the electric power generating facility being developed by PEC near Lakeland, Florida (the "Panda-Kathleen Facility") achieves Financial Closing or the Commercial Operations Date, PEC shall transfer to a PIC U.S. Entity all of the Ownership Interests held by PEC in each of Panda-Kathleen Corporation, a Delaware corporation, and Panda/Live Oak Corporation, a Delaware corporation, not later than ninety
(90) days following the earlier of Financial Closing or the Commercial Operations Date with respect to the Panda-Kathleen Facility. Such transfer shall occur irrespective of whether the requirements of Section 2.02(a)(i)-(vii) are satisfied.

          (c) Notwithstanding anything to the contrary set forth in Section 2.02(a), with respect to any Eligible Project that has been acquired by the Transferor after such Project has achieved the Commercial Operations Date and that is required to be transferred pursuant to Section 2.02(a), such transfer shall occur on a date that is not later than ninety
(90) days following the date of such acquisition.

          Section 2.03  Special Exception.

          Notwithstanding anything to the contrary set forth elsewhere herein, none of Panda International, PEC, or any Affiliate of either of them shall be required to comply with the requirements of Section 2.02(a) with respect to any Ownership Interest in an Eligible Project that is being developed in phases unless the phases can be legally separated in a commercially reasonable manner. If the phases of an Eligible Project cannot be so separated, then such Eligible Project shall be treated as having achieved Financial Closing or reaching Commercial Operatons only when such milestones are achieved or reached with respect to all phases of such Eligible Project.

          Section 2.04  Permissive Future Transfers of
Ownership Interests. If Panda International, PEC, or any Affiliate of either of them is not required to sell, transfer or contribute an Ownership Interest to a PIC Entity within the ninety (90) day period following the earlier of the Financial Closing or the Commercial Operations Date with respect to a Future U.S. Project or a Future International Project because all of the conditions in Section 2.02(a)(i)-(vii) have not been satisfied within such period, Panda International, PEC, or such Affiliate may, but shall not be required to, sell, transfer or contribute such Ownership Interest to a PIC Entity at any time, provided the conditions in Section 2.02(a)(i)-(vii) are then satisfied.

          Section 2.05 Disposition of Ownership Interests Not Subject to Transfer. With respect to an Ownership Interest in any Eligible Project as to which either Financial Closing or the Commercial Operations Date has occurred but that was not subject to transfer pursuant to Section 2.02(a) at the earliest to occur of such dates, Panda International, PEC, or any Affiliate of either of them shall be entitled, in its sole discretion, to retain, sell, transfer, exchange, abandon or otherwise dispose of, in whole or in part, such Ownership Interest and any and all rights and interests therein, and no PIC Entity shall have any right or interest with respect to such Ownership Interest.

          Section 2.06  Panda International and PEC Covenants.
Panda International and PEC each covenant and agree as follows:

          (a) Panda International and PEC shall use, and shall cause their Affiliates to use, commercially reasonable efforts to structure the Project Documents relating to each Eligible Project such that their Ownership Interests in each such Eligible Project will be eligible for transfer to a PIC Entity pursuant to Section 2.02(a) or (b), as applicable, and shall use and cause their Affiliates to use commercially reasonable efforts to obtain all consents necessary in connection with any such transfer; and

          (b) PIC shall cause each PIC Entity to become a party to this Agreement through the execution of an appropriate instrument of accession.

          Section 2.07  Additional Provisions.

          (a) Nothing contained herein shall require that Panda International, PEC, or any Affiliate of either of them expend funds on the development, construction, ownership or operation of any Eligible Project.

          (b) Nothing contained herein shall be deemed to prohibit the sale of any Ownership Interest prior to or in connection with the Financial Closing for any Eligible Project or to the extent permitted under the Indenture.


                          ARTICLE III


                Representations and Warranties

          Section 3.01  Representations and Warranties
Regarding Panda International, PEC and PIC.

          Each of Panda International, PEC and PIC, as applicable, hereby represents and warrants to each other as follows:

          (a) Due Authorization; Binding Obligation. Such party is duly organized and validly existing as a corporation under the laws of its state of organization and has all requisite corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly authorized, executed and delivered by such party.
This Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and to general principles of equity.

          (b) Non-Contravention. The execution, delivery and performance of this Agreement by such party does not violate or conflict with (i) any provision of the organizational documents of such party, (ii)Eany law, rule or regulation of any federal, state, local or foreign government or agency thereof, to which such party is subject or (iii)Eany contract or other agreement binding upon such party.

          (c) Third-Party and Regulatory Approvals. Such party is not required to file, seek or obtain, from any Third Party or any governmental body or agency, any notice, filing, authorization, approval, order or consent in connection with the execution, delivery and performance of this Agreement.

          (d) Legal Proceedings, etc. Such party is not engaged in or a party to or, to such party's knowledge, threatened with, any suit, investigation, legal action or other proceeding that, if determined adversely to such party, would affect the ability of such party to perform its obligations under this Agreement. There is no outstanding order, ruling, decree, judgment or stipulation by or with any court, administrative agency or other similar authority to which such party is subject, that could reasonably be expected to affect such party's ability to perform its obligations under this Agreement.

          Section 3.02  Representations and Warranties
Regarding the Project Companies. PEC represents and warrants to PIC, with respect to each Project Company in which an Ownership Interest is required to be transferred pursuant to
Section 2.01, the following:

          (a) Organization. Such Project Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Such
Project Company has full corporate power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties and assets.

          (b) Qualifications, etc. Such Project Company is duly qualified to do business as a foreign corporation in the jurisdictions in which it conducts operations, and neither the character of the properties owned or held under lease or license by such company nor the nature of the business conducted by it requires qualification to do business in any other jurisdiction, except for such qualifications which if failed to be obtained would not have a Material Adverse Effect on the Project Company.

          (c) Subsidiaries. Except as set forth on Schedule 3.02(c), such Project Company does not own, directly or indirectly, any capital stock or security or other equity interest in, or have any obligation to form or participate in, any company, partnership, joint venture or other organization or enterprise. All capital stock, securities and other equity interests set forth on Schedule 3.02(c) are owned by the entities set forth on Schedule 3.02(c) free and clear of all liens, except for liens created or permitted under the applicable Project Documents.

          (d) Legal Proceedings, etc. Such Project Company is not a party to or, to PEC's knowledge, is not threatened with, any suit, investigation, legal action or other proceeding, before any court, administrative or regulatory agency, arbitration panel or other similar authority the outcome of which could reasonably be expected to have a Material Adverse Effect on such Project Company. There is no outstanding order, ruling, decree, judgment or stipulation by or with any court, administrative agency, arbitration panel or other similar authority to which such Project Company is subject that could reasonably be expected to have a Material Adverse Effect on such Project Company.

          (e) Capitalization. PEC owns all of the issued and outstanding shares of capital stock in such Project Company, which shares are validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.02(e), there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of such Project Company or any other securities or other equity interests of any such Entity and no such Entity is obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem capital stock or any other securities or other equity interests to or from any Person. Except as set forth on Schedule 3.02(e), no Entity other than PEC has a contractual right to participate in the cash flow related to the Ownership Interests in such Project Company. True and complete copies of the organizational documents of such Project Company shall be delivered to the PIC U.S. Entity to which each Ownership Interest is to be transferred on or before the date of such transfer.

          (f) Clear Title. The Ownership Interest will be conveyed free and clear of liens or other material rights or material encumbrances, except for Permitted Liens.

          (g) Project Documents and Violations. There are no Project Document Violations under the Project Documents relating to such Project Company. True and complete copies of all Project Documents relating to such Project Company will be provided to the PIC U.S. Entity to which the Ownership Interest in such Project Company will be transferred following such transfer.

          (h) Non-contravention. The consummation of the transfers contemplated by Section 2.01 will not conflict with or cause a breach of, or require any consent that has not been obtained under, the organizational documents with respect to such Project Company, any Project Document related to such Project Company, or any applicable law, regulation, permit or authorization relating to the Ownership Interest or such Project Company, except to the extent that any such conflict, breach or failure to obtain such consent could not reasonably be expected to have a Material Adverse Effect on such Project Company.

          (i) Taxes. No Liens for taxes exist with respect to any assets or properties of such Project Company, except for statutory Liens for taxes not yet due and Liens for taxes that are the subject of a Good Faith Contest.

          (j) Compliance with Laws. (i) Such Project Company is in compliance with all applicable laws and regulations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on such Project Company, (ii) to the knowledge of PEC, no claims or notices of claims have been received by such Project Company to the effect that such Project Company is in violation of any applicable laws or regulations, except for violations that could not reasonably be expected to have a Material Adverse Effect on such Project Company and (iii) all permits and authorizations required by such Project Company to fulfill its obligations under its respective Project Documents have been obtained and are in full force and effect, except for permits or authorizations that are not yet required to be obtained or as to which the failure to have obtained the same could not reasonably be expected to have a Material Adverse Effect on such Project Company.

          (k) Regulatory Matters. Such Project Company is not a "public utility", an "electric utility", an "electric utility holding company", an "electric utility company", a "holding company" or any similarly named Entity that is subject to utility regulation, or a subsidiary or an affiliate of any of the foregoing, under any applicable law of any state or the U.S. (including, without limitation, the Public Utility Holding Company Act of 1935, as amended, and the Federal Power Act of 1935, as amended).

          Section 3.03  Representations and Warranties
Regarding Transfers of Eligible Projects. In connection with each transfer of an Ownership Interest in an Eligible Project required by Section 2.02(a) or 2.02(b) or permitted by Section 2.04, Panda International or PEC shall represent and warrant in the instruments of transfer, to the extent that either of such Entities is the Transferor, or shall cause their Affiliate to represent and warrant in the instruments of transfer, if such Affiliate is the Transferor, the following:

          (a) Organization. Each Project Ownership Entity in which an Ownership Interest is to be transferred is duly organized and validly existing under the laws of the jurisdiction of its organization. Each such Project Ownership Entity has full power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties and assets.

          (b) Qualifications, etc. Each Project Ownership Entity in which an Ownership Interest is to be transferred is duly qualified to do business in the jurisdictions in which it conducts operations, and neither the character of the properties owned or held under lease or license by such Project Ownership Entity nor the nature of the business conducted by it requires qualification to do business in any other jurisdiction, except for such qualifications which if failed to be obtained would not have a Material Adverse Effect on the Ownership Interest of such Project Ownership Entity.

          (c)  Subsidiaries.  Except as set forth in a
schedule to the instruments of transfer, no Project Ownership Entity in which such Ownership Interest is to be transferred owns, directly or indirectly, any capital stock or security or other interest in, nor has any obligation to form or participate in, any company, partnership, joint venture or other organization or enterprise.

          (d) Legal Proceedings, etc. No Project Ownership Entity in which an Ownership Interest is to be transferred is a party to or, to such Transferor's knowledge, threatened with, any suit, investigation, legal action or other proceeding before any court, administrative or regulatory agency, arbitration panel or other similar authority the outcome of which could reasonably be expected to have a Material Adverse Effect on such Project Ownership Entity. There is no outstanding order, ruling, decree, judgment or stipulation by or with any court, administrative agency, arbitration panel or other similar authority to which such Project Ownership Entity is subject that could reasonably be expected to have a Material Adverse Effect on the Ownership Interest of such Project Ownership Entity.

          (e) Capitalization. The Ownership Interests to be transferred are validly issued, fully paid and non-assessable and there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any member interests, shares of capital stock or other equity interests of any such Project Ownership Entity and such Project Ownership Entity is not obligated, at the time of such transfer or at any time in the future, contingently or otherwise, to issue, purchase or redeem capital stock or any other securities or other equity interests to or from any Person. Except as set forth in a schedule to the instruments of transfer, no Entity other than the Transferor has a contractual right to participate in the cash flow related to such Ownership Interest. True and complete copies of the organizational, charter or partnership documents of each Project Ownership Entity in which an Ownership Interest will be transferred pursuant to such instruments of transfer will be provided to the PIC Entity to which such Ownership Interest is to be transferred on or before the effective date of transfer.

          (f) Clear Title. The Ownership Interest will be conveyed free and clear of material liens or other material rights or material encumbrances, other than those created by or permitted under the Project Documents relating to the Ownership Interest or such Project Ownership Entity.

          (g)  Project Documents and Project Document
Violations. There are no Project Document Violations with respect to the Project Documents relating to the Ownership Interest or any Project Ownership Entity to which the Ownership Interest pertains. True and complete copies of all Project Documents relating to the Ownership Interest and the Project Ownership Entity to which the Ownership Interest pertains will be provided to the PIC Entity to which such Ownership Interest will be transferred.

          (h) Non-contravention. The consummation of the transfer of the Ownership Interest will not conflict with or cause a breach of, or require any consent that has not been obtained under, any Project Document related to the Ownership Interest or any Project Ownership Entity to which the Ownership Interest pertains, or any applicable law, regulation, permit or authorization, except to the extent that any such conflict, breach or failure to obtain such consent could not reasonably be expected to have a Material Adverse Effect on the Ownership Interest or such Project Ownership Entity.

          (i) Taxes. No liens for taxes exist with respect to any assets or properties of any Project Ownership Entity to which such Ownership Interest pertains, except for statutory liens for taxes not yet due and Liens that could not reasonably be expected to have a Material Adverse Effect on the Ownership Interest or such Project Ownership Entity.

          (j)  Compliance with Laws.  (i) Each Project
Ownership Entity to which such Ownership Interest pertains is in compliance with all applicable laws and regulations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on the Ownership Interest or such Project Ownership Entity, (ii) to the knowledge of the Transferor, no claims or notices of claims have been received by such Project Ownership Entity to the effect that such Project Ownership Entity is in violation of any applicable laws or regulations, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Ownership Interest or such Project Ownership Entity, and (iii) all permits and authorizations required by such Project Ownership Entity to fulfill its obligations under its respective Project Documents have been obtained and are in full force and effect, except for permits or authorizations that are not, as of the time of such transfer, required to have been obtained or as to which the failure to have obtained the same could not reasonably be expected to have a Material Adverse Effect on the Ownership Interest or such Project Ownership Entity.

          (k) Regulatory Matters. None of the Project Ownership Entities in which an Ownership Interest is to be transferred pursuant to such instruments of transfer is a "public utility", an "electric utility", an "electric utility holding company", an "electric utility company", a "holding company" or any similarly named entity that is subject to utility regulation, or a subsidiary or an affiliate of any of the foregoing, under any applicable law of any state or the U.S. (including, without limitation, the Public Utility Holding Company Act of 1935, as amended, and the Federal Power Act of 1935, as amended).


                          ARTICLE IV


                         Miscellaneous

          Section 4.01 Notices. All notices and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing and delivered by hand, telecopy, courier or U.S. Mail to the intended recipient at the "Address for Notices" specified below (or, as to any party, at such other address as will be designated for notice by such party in a notice to the other party). Any notice given pursuant to this Agreement will be deemed effective when such notice is received (or upon refusal of receipt) by the addressee; provided that notices received by any party after its normal business hours (or on a day other than a Business
Day) will be effective on the next Business Day.

          Addresses For Notices:

          To Panda
          International:   Panda Energy International, Inc.
                           Attention:  General Counsel
                           4100 Spring Valley Road
                           Suite 1001
                           Dallas, Texas  75244
                           Telecopy No. (214) 980-6815

          To PEC, PIC or
          a PIC Entity:    Panda Energy Corporation or
                           Panda Interfunding Corporation
                           or PIC Entity
                           c/o Panda Energy International,
                           Inc.
                           Attention: General Counsel
                           4100 Spring Valley Road
                           Suite 1001
                           Dallas, Texas  75244
                           Telecopy No. (214) 980-6815

          Section 4.02  Amendments.  No amendment,
modification, waiver, consent, approval, direction or other action under this Agreement will be effective unless in writing and signed by the party to be bound.

          Section 4.03 Assignment. Except as otherwise provided in this Section 4.03 no party shall have the right to assign any of its rights or delegate any of its duties or obligations under this Agreement to any other Person without the prior written consent of the other parties hereto, which consent may be withheld in the consenting party's sole discretion. Any such assignment or delegation without such consent will be void ab initio. Notwithstanding the foregoing provisions of this Section 4.03 to the contrary, any party hereto shall be entitled to assign all of its rights and delegate all of its duties and obligations under this Agreement to any successor of such party by merger or to any purchaser of all or substantially all of the assets of such party.

          Section 4.04  Successors and Assigns.  Subject to
Section 4.03, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          Section 4.05 Invalidity. In the event that any one or more of the provisions contained in this Agreement will, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement.

          Section 4.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument and the parties hereto may execute this Agreement by signing any such counterpart.

          Section 4.07 No Oral Agreements. This Agreement embodies the entire agreement and understanding between the parties and supersedes all other agreements and understandings between such parties relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

          Section 4.08  Governing Law and Submission to
Jurisdiction.  THIS AGREEMENT WILL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK, WITHOUT REGARD TO THE PRINCIPLES THEREOF RELATING TO
CONFLICTS OF LAW (EXCEPT SECTION 5-1401 OF THE NEW YORK
GENERAL OBLIGATIONS LAW).

          Section 4.09 Related Party Contracts. Any Related Party Contract shall be deemed acceptable for all purposes of this Agreement if it contains terms and conditions that would generally be considered in the independent power industry to represent an arm's length transaction.

          Section 4.10  Effective Date and Term.  This
Agreement will become effective as of the date of issuance of the Series A Bonds pursuant to the Indenture (the "Effective Date"), and will terminate (the "Initial Term") on the earlier of (i) July 31, 2006, or (ii) the date on which neither Panda International nor PEC nor any Affiliate (excluding PIC and any PIC Entity) thereof has any Ownership Interest in a Future U.S. Project or a Future International Project for which a Power Purchase Agreement has been executed during the period commencing on the Effective Date and ending on the fifth anniversary thereof and that is subject to being transferred to a PIC Entity pursuant to Section 2.02(a) or (b). The parties hereto will have no further rights or obligations hereunder following such termination (other than with respect to any defaults by either party hereunder prior to such termination). Notwithstanding the foregoing, Panda International and PEC shall each have the right, which may be exercised by either of them independently or by both of them, to extend the term of this Agreement for up to an additional five (5) years beyond the Initial Term, if notice of such extension is given to PIC and to each PIC Entity which becomes a party to this Agreement not later than thirty (30) days prior to the expiration of the Initial Term. Neither PIC nor any PIC Entity which becomes a party to this Agreement shall have the right to extend the Initial Term hereof.

          Although this Agreement is dated July 31, 1996, this
Agreement will become effective only on the Effective Date.

          EXECUTED as of the Effective Date.

                          PANDA ENERGY INTERNATIONAL, INC.



                          By:
                          Name:   Robert W. Carter
                          Title:  Chairman of the Board,
                                  President and Chief
                                  Executive Officer



                          PANDA ENERGY CORPORATION



                          By:
                          Name:   Robert W. Carter
                          Title:  Chairman of the Board,
                                  President and Chief
                                  Executive Officer



                          PANDA INTERFUNDING CORPORATION



                          By:
                          Name:   Robert W. Carter
                          Title:  Chairman of the Board,
                                  President and Chief
                                  Executive Officer



                      ________________



                           GLOSSARY

                 Additional Projects Contract
                             among
               Panda Energy International, Inc.
                 Panda Energy Corporation and
                Panda Interfunding Corporation


          In addition to such other defined terms as may be set forth in the Agreement in which this Glossary is included, as used in such Agreement or in this Glossary, the following terms have the following respective meanings (capitalized terms not otherwise defined herein or in the Agreement shall have the meanings set forth in the Indenture):

          "Additional Series" -- Additional series of Bonds
(other than the Series A Bonds) issued pursuant to the Indenture and a Series Supplemental Indenture (as defined in the Indenture).

          "Anticipated Additional Debt" -- The original principal amount of an Additional Series proposed to be issued which is equal to the largest principal amount of such Additional Series that will provide a projected PIC Debt Service Coverage Ratio and a projected Consolidated Debt Service Coverage Ratio (if then applicable) of at least 1.7:1 and 1.25:1, respectively, for each Future Ratio Determination Period, as confirmed by the Consolidating Engineer, assuming, in respect of the Additional Series proposed to be issued:
(i) a maximum maturity and average life generally available in the marketplace for debt of a similar nature and (ii) a coupon rate then prevailing in the market for debt of a similar nature, and taking into account (a) in the case of the PIC Debt Service Coverage Ratio, Cash Available for Distribution from the Project Portfolio and (b) in the case of the Consolidated Debt Service Coverage Ratio, Cash Available from Operations (net of any reserve requirements under Project-level debt and Company-level debt) from the Project Portfolio (giving effect, in each case, to transfer to the Projected Portfolio of any Project in respect of which such Additional Series is proposed to be issued). In making this analysis, the Consolidating Engineer shall use generally accepted financial analysis methods and generally follow the methods used to calculate the amount of the offering of the Series A Bonds, including the methods used in the Consolidated Pro Forma Report for the Series A Bonds.

          "Affiliate" -- With respect to any Person, (a) a Person directly or indirectly owning, controlling or holding the power to vote 50 percent or more of the outstanding voting securities of such other Person, (b) any Person 50 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other Person, or (c) any Person directly or indirectly controlling, controlled by or under common control with, such other Person.

          "Agreement" -- The Additional Projects Contract dated as of July 31, 1996 among Panda Energy International,
Inc., Panda Energy Corporation and Panda Interfunding
Corporation, in which this Glossary is included.

          "Bonds" -- Pooled Project bonds of any series issued under the Indenture and any Series Supplemental Indenture (as defined in the Indenture).

          "Cash Available for Distribution" -- As defined in the Indenture.

          "Cash Available from Operations" -- As defined in the Indenture.

          "Commercial Operations Date" -- With respect to an Eligible Project, the date of (a) completion of construction and testing and the functioning of such Eligible Project, and
(b) the satisfaction and discharge of all completion requirements of, and commencement of regular capacity or reservation payments under, the purchase, transportation or other off-take or use contracts for such Eligible Project.

          "Consolidated Debt Service Coverage Ratio" -- As defined in the Indenture.

          "Consolidating Engineer" -- As defined in the
Indenture.

          "Consolidating Pro Forma Report" -- The report entitled "Summary of the Consolidated Pro Formas of the Panda-Rosemary and Panda-Brandywine Power Projects" prepared by ICF Resources Incorporated, dated July 26, 1996, containing a summary consolidation of the pro forma financial projections for the Panda-Brandywine Facility and the Panda-Rosemary Facility.

          "Control" -- The power to exercise a controlling influence over the management and policies of an Entity, directly or indirectly, whether through the ownership of Equity Interests, by contract or otherwise.

          "Effective Date" -- As defined in Section 4.10 of the Agreement.

          "Eligible Project" -- Any Future U.S. Project or Future International Project in which Panda International or PEC or any Affiliate of either of them (other than PIC or any direct or indirect subsidiary thereof), holds or acquires an Ownership Interest.

          "Entity" -- Any corporation, company, voluntary association, partnership, joint venture, trust, estate, unincorporated organization, governmental authority or any other form of legal Person, other than a natural Person.

          "Equity Interests" -- Collectively, stock in corporations, shares in limited liability and offshore companies and other partnership or equity interests that participate in the profits of the underlying Entity.

          "Financial Closing" -- With respect to an Eligible
Project, means closing of the initial construction or long-term project financing (or acquisition financing after either of such dates) of such Eligible Project.

          "Future International Project" -- An electric power generation project (including businesses substantially related thereto, such as a steam host affiliated therewith) being developed, constructed, owned or operated in a country other than the U. S., except for any such project that is included within the definition of Future U.S. Project.

          "Future Ratio Determination Period" -- As defined in the Indenture.

          "Future U.S. Project" -- An electric power generation project (including businesses substantially related thereto, such as a steam host affiliated therewith) being developed, constructed, owned or operated in the U.S. (other than the projects being developed, constructed, owned or operated by the Project Companies), or (i) being developed, constructed, owned or operated in a country other than the U.S. and (ii) as to which U.S. tax deferred status is not being sought.

          "Glossary" -- This Glossary to the Agreement.

          "Indenture" -- The Trust Indenture dated as of July
31, 1996 by and among the Issuer, PIC and the Trustee, as supplemented by any Series Supplemental Indenture thereto.

          "Initial Term" -- As defined in Section 4.10 of this
Agreement.

          "Ownership Interest" -- Collectively, with respect to any Eligible Project, Equity Interests or other securities in the corresponding Project Company or other Project Ownership Entity representing (i) at least a direct or indirect 50% ownership or equivalent interest in an Eligible Project, or (ii) at least a direct or indirect 25% ownership interest in, and Control over, an Eligible Project, provided, that no other Ownership Interest represents greater control over such Eligible Project. An Ownership Interest may be in the form of Equity Interests or other securities in a Project Company, or in a Project Ownership Entity that owns (directly or through one or more Project Ownership Entities) Equity Interests or other securities in a Project Company.

          "Panda-Brandywine Facility" -- The 230 MW natural gas-fired, combined-cycle cogeneration facility being constructed and located in Brandywine, Prince George's County, Maryland.

          "Panda-Kathleen Facility" -- The natural gas-fired, combined-cycle cogeneration facility to be located near
Lakeland, Florida that is being developed by PEC.

          "Panda-Rosemary Facility" -- The 180 MW natural gas-fired, combined-cycle cogeneration facility located in Roanoke
Rapids, North Carolina.

          "Payment Date" -- As defined in the Indenture.

          "Person" -- Any natural person or Entity.

          "PIC Debt Service Coverage Ratio" -- As defined in the Indenture.

          "PIC Entity" -- Any PIC U.S. Entity or PIC
International Entity.

          "PIC International Entity" -- Any Entity (i) that 100% of its voting capital stock or other voting equity interest (other than directors' qualifying shares mandated by applicable law and de minimis shares issued to comply with legal requirements for a minimum number of shareholders), is owned directly by PIC and (ii) that holds or has been established to hold an Ownership Interest in a Future International Project.

          "PIC U.S. Entity" -- Any Entity (i) that 100% of its voting capital stock or other voting equity interest is owned directly by PIC and (ii) that holds or has been established to hold an Ownership Interest in a Future U.S. Project.

          "Power Purchase Agreement" -- A power purchase agreement or similar agreement for the sale of electric capacity and/or electric energy to a utility or other purchaser from an Eligible Project.

          "Project" -- As defined in the Indenture.

          "Project Company" -- Each of Panda-Rosemary
Corporation, a Delaware corporation, PRC II Corporation, a
Delaware corporation, Panda-Brandywine Corporation, a Delaware corporation, Panda Energy Corporation, a Delaware corporation, and Brandywine Water Company, a Delaware corporation.

          "Project Document Violation" -- Any breach, violation or default (or event that with notice or the lapse of time, or both, would constitute a breach, violation or default) under a Project Document that could reasonably be expected to have a Material Adverse Effect on the corresponding Ownership Interest. Any such breach, violation or default that would, if unremedied, give rise to a right to terminate (or accelerate indebtedness under) a Project Document will be deemed to have a Material Adverse Effect on the corresponding Ownership Interest.

          "Project Documents" -- With respect to an Eligible Project, a Project Company, a Project Ownership Entity or any Ownership Interest therein, the contracts, agreements, licenses and permits (including all amendments thereto) that burden or benefit (in any material respect) such Eligible Project, Project Company, Project Ownership Entity or Ownership Interest, including without limitation contracts and agreements relating to the project construction, financing or operation. The Project Documents may include one or more Related Party Contracts and Shareholder Commitments.

          "Project Ownership Entities" -- Collectively, with respect to any Eligible Project, an Entity (excluding any PIC Entity or any direct or indirect parent of such PIC Entity) that is (i) the direct or indirect owner of a Project or
(ii) that is obligated under or a guarantor of Project Debt or that has granted a security interest in any of its assets (including Project cash flows), other than the capital stock of any of its Subsidiaries (and any dividends or other distributions on such capital stock and proceeds therefrom), to secure the payment of Project Debt or the performance of any Project Document.

          "Project Portfolio" -- As defined in the Indenture.

          "Rating Agency Confirmation" -- Confirmation by any two of the three Top Tier Rating Agencies that then maintains a rating on the Bonds (all of which Rating Agencies shall be requested to provide such confirmation) to the effect that the rating on the Bonds will not be reduced as a result of the transfer of an Ownership Interest, including without limitation as a result of the issuance of Additional Series in an amount equal to the Anticipated Additional Debt.

          "Related Party Contract" -- Any contract burdening or benefiting an Eligible Project pursuant to which Panda International or any Affiliate of it is required to perform services for or is entitled to obtain benefits from such Project, including any marketing, capacity, operations and maintenance, fuel management or fuel supply contract; provided that a Related Party Contract shall not include any Shareholder Commitment.

          "Series A Bonds" -- The 11-5/8% Pooled Project
Bonds, Series A due 2012, issued pursuant to the Indenture.

          "Shareholder Commitment" -- Any guarantee, indemnity, other liability, undertaking or commitment of Panda International, PEC or any Affiliate of either of them entered into in connection with the development, acquisition, financing or ownership of an Eligible Project or an Ownership Interest therein, in favor of one or more of the corresponding Project Ownership Entities or any lender, supplier, customer or governmental Entity for the primary purpose of providing financial or other credit support with respect to the Eligible Project or the Ownership Interest therein.

          "Third Party" -- With respect to an Entity, any person that is not an Affiliate of such Entity.

          "Top Tier Rating Agencies" -- Standard and Poor's, Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co., and any successor to any of the foregoing, and any other firm that in the regular course of its business evaluates and issues ratings on bonds and other debt instruments and whose ratings are generally recognized as having significant influence in the debt financing markets for similar debt offerings.

          "Transferor" -- Panda International, PEC, or any
Affiliate of either of them, as the case may be, that holds an Ownership Interest that has been, is being, or will be transferred to any PIC Entity pursuant to this Agreement.

          "U.S." -- All states, commonwealths, territories and possessions of the United States of America, as of the date hereof.